                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




 DATE OF REPORT: May 28, 1997
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                           ROTECH MEDICAL CORPORATION
                           --------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED ON ITS CHARTER)



           Florida                                               59-2115892
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(State or jurisdiction of                                     (I.R.S. Employer
incorporation or organization)                               Identification No.)


4506 L.B. McLeod Road, Suite F, Orlando, Florida                    32811
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (407) 841-2115
                                                     --------------

Not Applicable
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(former name or former address, if changed since last report)
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Item 5. Other Events
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FOR IMMEDIATE RELEASE
ROTECH MEDICAL CORPORATION


Orlando, Florida, May 20, 1997, a Florida subsidiary of RoTech Medical Corporation ("RoTech") (NASDAQ/NMS-ROTC) has reached a settlement with the U. S. Attorney for the Middle District of Florida in a civil action related to Medicare claims the government believes it erroneously paid between 1987 and 1989. This matter has been in litigation since May 1995, and RoTech has continuously disagreed with the factual and legal basis of the government's claim. RoTech has disclosed the claim in all required filings from the initial time of the investigation. RoTech remains confident that it was in compliance with all material Medicare and other legal requirements related to this matter. However, in an effort to reduce legal defense costs and to preserve internal resources, RoTech has paid $612,500 (approximately $380,000 on an after tax basis) to resolve the matter. These monies represent a repayment of a portion of the estimated disputed claims and related interest over approximately ten years. This disposes of the only known claim pending by the United States against RoTech and its subsidiaries.
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Item 7. Financial Statements. Pro Forma Financial Information and Exhibits
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(c)  Exhibits

Press release dated May 20, 1997.
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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                              RoTech Medical Corporation,
                                              a Florida Corporation


Dated:  May 28, 1997                          By:  /s/ Rebecca R. Irish
        ------------                              -------------------------
                                                  Rebecca R. Irish, Treasurer
                                                  and Chief Financial Officer